                                                                     EXHIBIT 5.1

                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                           Philadelphia, PA 19103-2217

February 21, 2002

Penn National Gaming, Inc.
825 Berkshire Boulevard, Suite 200
Wyomissing, PA  19610

Ladies and Gentlemen:

We have acted as counsel to Penn National Gaming, Inc., a Pennsylvania corporation (the "Company"), and its subsidiaries that are additional registrants (the "Guarantors") in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-63780) (the "Initial Registration Statement") and a second Registration Statement on Form S-3 filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Rule 462(b) Registration Statement" and together with the Initial Registration Statement, the "Registration Statements"), relating in part to the offering of $175,000,000 aggregate principal amount of the Company's 8 7/8% senior subordinated notes due 2010 (the "Notes") and guarantees (the "Guarantees") of the Notes by the Guarantors.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statements, (b) the proposed Indenture (the "Indenture") among the Company, each of the Guarantors and State Street Bank and Trust Company, as trustee (the "Trustee"), and the forms of the Notes and Guarantees set forth therein, (c) the respective charters and bylaws of the Company and the Guarantors, (d) certain records of the corporate proceedings of the Company and the Guarantors, and (e) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

On the basis of and in reliance upon the foregoing, we are of the opinion that when the Indenture is duly executed and delivered by the Company, the Guarantors and the Trustee, the Notes are duly executed and delivered by the Company and duly authenticated by the Trustee, and the Guarantees are duly executed and delivered by the Guarantors, all in accordance with the terms of the Indenture, the Notes and the related Guarantees will constitute valid and legally binding obligations of the Company and the Guarantors, as applicable, enforceable against the Company and the Guarantors in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances and transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

We are opining herein as to the effect on the subject transactions only of the Business Corporation Law of the Commonwealth of Pennsylvania and the internal laws of the State of New York, as applicable, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

Penn National Gaming, Inc.
February 21, 2002
Page 2



We have assumed that to the extent any of the Notes, or agreements and undertakings of the Company or the Guarantors in furtherance of the Notes, contain provisions which require compliance with laws other than the Business Corporation Law of the Commonwealth of Pennsylvania or the internal laws of the State of New York, such compliance has occurred or will occur. We express no opinion herein concerning any gaming, race, wagering or lottery law, regulation, interpretation or matter of any jurisdiction (including the jurisdictions specified in the preceding sentence).

We hereby consent to the use of this opinion as Exhibit 5.1 to the Rule 462(b) Registration Statement and to the reference to our firm under the caption "Legal Matters" included in the Initial Registration Statement and incorporated by reference into the Rule 462(b) Registration Statement, but we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP